UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 30, 2007

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina 29401
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (c) On April 30, 2007, First Financial Holdings, Inc. ("Company") announced that Susan E. Baham was stepping down as Chief Financial Officer of the Company and its wholly owned subsidiary, First Federal Savings and Loan Association of Charleston ("Association") in connection with her previously announced retirement in late 2007. Ms. Baham will continue to serve as Executive Vice President of the Company and Chief Operating Officer and Executive Vice President of the Association until her retirement.

          The Company also announced that it had appointed R. Wayne Hall, Executive Vice President, Financial Management of the Company, to the position of Principal Financial Officer, Principal Accounting Officer and Chief Financial Officer of the Company and the Association. Mr. Hall has been employed by the Company since December 1, 2006 and was hired to assist Ms. Baham until her retirement.

          As previously disclosed in a Current Report on Form 8-K dated October 19, 2006, there are no family relationships between Mr. Hall and any director or other executive officer of the Company and the Association and he was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Hall has not engaged in any transaction with the Company or the Association that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

          For further information, see the Company's press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

                    99.1 News Release of First Financial Holdings, Inc. dated April 30, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

/s/ A. Thomas Hood
A. Thomas Hood
President and Chief Executive Officer
(Principal Executive Officer)
Date: April 30, 2007